SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-16799	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680
(Address of principal executive offices)

Registrant’s telephone number, including area code: (787) 834-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Information.

                     On November 4, 2003, W Holding Company, Inc. issued a press release announcing, among other things, that its Board of Directors had declared a three-for-two stock split to be effected in the form of a stock dividend. The record date for the stock split will be November 28, 2003. Distribution of the additional shares will take place on December 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.
(Registrant)

/s/ Freddy Maldonado
Freddy Maldonado
Chief Financial Officer

Date: November 5, 2003